SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      STATE FINANCIAL SERVICES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      State Financial Services Corporation



March 24, 2000


Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of State Financial Services Corporation. The 2000 Annual Meeting will be held at 4:00 P.M., Central Time, on Wednesday, May 3, 2000 at the Tuckaway Country Club, 6901 West Drexel Avenue, Franklin, Wisconsin.

     Information about the meeting, including a description of the matters on which the shareholders will act, is contained in the attached Notice of Annual Meeting and Proxy Statement. Directors and officers of State Financial Services Corporation as well as a representative from Ernst & Young LLP, State Financial Services Corporation's independent auditors, will be present at the meeting to respond to any questions that shareholders may have.

     We encourage you to attend the Annual Meeting. Whether or not you plan to attend, we ask that you complete, sign, and date the enclosed proxy and return it in the envelope provided, so that your vote can be counted at the Annual Meeting.

     On behalf of the Board of Directors and the employees of State Financial Services Corporation, I wish to extend my gratitude for your continued support of our organization.


                                        Sincerely,


                                        /s/ Michael J. Falbo
                                        Michael J. Falbo
                                        President and Chief Executive Officer



10708 West Janesville Road * Hales Corners, Wisconsin 53130 * (414) 425-1600

                      STATE FINANCIAL SERVICES CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2000


TO THE SHAREHOLDERS OF STATE FINANCIAL SERVICES CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of State Financial Services Corporation ("SFSC" or the "Company") will be held on May 3, 2000, at 4:00 P.M., Central Time, at the Tuckaway Country Club, 6901 West Drexel Avenue, Franklin, Wisconsin for the following purposes:

     1. To elect two (2) directors to hold office until the Annual Meeting of Shareholders in 2003 or until their respective successors are duly elected and qualified;

     2. To act upon a proposal to approve the State Financial Services Corporation 1998 Stock Incentive Plan, as amended.

     3. To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

     These items are more fully described in the Proxy Statement which accompanies this Notice.

     Shareholders of record at the close of business on March 17, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE ANNUAL MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.


                                        By Order of the Board of Directors


                                        /s/ Michael J. Falbo
                                        MICHAEL J. FALBO,
                                        President and Chief Executive Officer

March 24, 2000

                      STATE FINANCIAL SERVICES CORPORATION
                           10708 West Janesville Road
                         Hales Corners, Wisconsin 53130

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2000
                            ________________________


                                  INTRODUCTION

          This Proxy Statement is being furnished to the shareholders of State Financial Services Corporation ("SFSC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of SFSC for use at the Annual Meeting of Shareholders of SFSC to be held at 4:00 P.M. Central Time, on May 3, 2000 at the Tuckaway Country Club, 6901 West Drexel Avenue, Franklin, Wisconsin (the "Meeting"), or any adjournment or postponement thereof.

          Purposes of the Meeting. At the Meeting, shareholders will consider and vote upon three matters: (1) the election of two directors to hold office until the annual meeting of shareholders in 2003 or until their respective successors are duly elected and qualified, (2) the proposal to approve the State Financial Services Corporation 1998 Stock Incentive Plan, as amended, and (3) to consider and act upon such other business that may properly come before the Meeting or any adjournment or postponement thereof.

          Proxy Solicitation. The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by executive officers and directors of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees who hold the Company's common stock, $0.10 par value per share (the "Common Stock"), in their names and solicit proxies from the beneficial owners for reasonable out-of-pocket expenses. Proxy Statements and Proxies will be mailed to shareholders of record beginning on approximately March 24, 2000.

          Quorum and Voting Information. Only shareholders of record at the close of business on March 17, 2000 are entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As of March 17, 2000, there were issued and outstanding 8,587,289 shares of Common Stock, each of which is entitled to one vote per share. At the Meeting, a quorum will exist with respect to each matter to be voted upon if a majority of the votes entitled to be cast thereon is represented in person or by proxy.

          Proxies and Revocation of Proxies. A Proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with instructions contained therein. If no instructions are given with respect to any particular proposal referred to herein, a Proxy will be voted in favor of such matter. Execution of a Proxy given in response to the solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. In the event that any matter which is not described in this Proxy Statement properly comes before the Meeting, the accompanying form of Proxy authorizes the persons appointed as proxies thereby ("Proxyholders") to vote on such matter in their sole discretion in accordance with the best judgement of the Proxyholders. At the present time, management knows of no other matters which are to come before the Meeting. See "Proposal No. 3. Other Matters." A shareholder giving a Proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

          Shareholder Proposals. There are no shareholder proposals on the agenda for the Meeting. In order to be considered for inclusion in the proxy statement for the 2001 Annual Meeting, a shareholder proposal must be received by the Company no later than the close of business on November 24, 2000. Additionally, if the Company receives notice of a shareholder proposal after February 9, 2001, the persons named in the proxies solicited by the Board of Directors for the 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal. A shareholder who otherwise intends to present business at the 2001 Annual Meeting must comply with the requirements set forth in the Company's bylaws. Shareholder proposals should be sent to the Company's principal offices by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.

          Annual Report. The Company's Annual Report to Shareholders, including audited financial statements for the year ended December 31, 1999, although not a part of this Proxy Statement, is delivered herewith. PROPOSAL NO. 1 - ELECTION OF DIRECTORS

          The Board of Directors and the Nominees. The Board of Directors of the Company currently consists of seven persons, divided into three classes, each consisting of two or three directors elected to serve three-year terms. The Board of Directors is recommending that two individuals, Richard A. Horn and Barbara E. Weis, be elected to director positions at the Meeting, each for a term expiring on the date of the Company's annual meeting to be held in 2003 or until their respective successors are duly elected and qualified. Mr. Horn and Mrs. Weis are currently directors of SFSC.

          Voting Information. Unless otherwise directed, the shares represented by all properly executed Proxies will be voted by the Proxyholders "FOR" the election of Mr. Horn and Mrs. Weis. Management does not expect that either Mr. Horn or Mrs. Weis will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the Proxyholders reserve the right to vote for another person of their choice. Directors are elected by a "plurality" of the votes cast (assuming a quorum is present). This means that the number of nominees corresponding to the number of seats on a board of directors to be filled at a shareholders' meeting who receive the highest number of votes will be elected. In the case of the Meeting, the two nominees who receive the highest number of votes for their election as directors will be the persons elected to the two director positions to be filled at the Meeting. Consequently, any shares not voted on this matter (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors. An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum.

          Directors. The following sets forth, with respect to the nominees and each director who will continue to serve after the date of the Meeting, his/her name, age, principal occupation for the last five years, the year in which he/she first became a director of the Company or a predecessor thereof, the year in which his/her current term as director will expire, and directorships in other publicly traded corporations. SFSC is a bank holding company which owns State Financial Bank (Wisconsin) ("SFB"), State Financial Bank - Waterford ("SFBW"), State Financial Bank (Illinois) ("Richmond"), Home Federal Savings of Elgin ("Home"), and Bank of Northern Illinois, N.A. ("BNI") (collectively referred to as the "Banks"). SFSC is also the parent company of State Financial Mortgage Company ("SFMC"), which originates adjustable and fixed rate mortgages, selling them into the secondary market service released; State Financial
Investments, Inc.("SFII"), which conducts various brokerage activities; and Lokken, Chesnut & Cape ("LCC"), which provides professional asset management to commercial and retail customers.

                                                                      Current
                                                            Director   Term
Name             Age    Positions Held with the Company      Since    Expires(1)
----             ---    -------------------------------     --------  ---------

Jerome J. Holz    72  Chairman of the Board and Vice          1984      2002
                      President of SFSC; Chairman of the
                      Board of SFB; Director of SFBW,
                      Richmond, Home and BNI.

Michael J. Falbo  50  President, Chief Executive Officer,     1984      2001
                      and Director of SFSC; Vice Chairman
                      and Chief Executive Officer of SFB;
                      Director of SFBW, Richmond, Home,
                      BNI, SFMC, and LCC.

Richard A. Horn   75  Director of SFSC and SFB                1984      2000

Ulice Payne, Jr.  44  Director of SFSC                        1998      2001

Thomas S. Rakow   57  Director of SFSC and Home               1999      2002

David M. Stamm    51  Director of SFSC and SFB                1993      2002

Barbara E. Weis   44  Director of SFSC and SFB                1993      2000

----------------------
(1) On the date of the annual shareholders' meeting to be held in the year indicated.

          Jerome J. Holz serves as Chairman of the Board and Vice President of SFSC. In these capacities, he consults on a regular basis with management of SFSC and the Banks concerning matters of strategic planning, business development, and company policies. Mr. Holz is also Chairman of the Board of SFB. He has been a director of SFSC since its organization in 1984 , a director of SFB since 1960, a director of SFBW since August, 1995, a director of Richmond since January, 1998, a director of Home since December, 1998 and a director of BNI since 1999. Mr Holz has served as Chairman of the Board and President of Holz Motors, Inc., an automobile dealership with locations in Hales Corners and Watertown, Wisconsin, since 1960.

          Michael J. Falbo has been President and Chief Executive Officer of SFSC since 1984. Mr. Falbo is Vice Chairman and Chief Executive Officer of SFB. Mr. Falbo has been a director of SFSC since its organization in 1984, a director of SFB since 1983, a director of SFBW since August, 1995, a director of SFMC since December 1996, a director of Richmond since January, 1998, a director of LCC since September, 1998, a director of Home since December, 1998 and a director of BNI since 1999.

          Richard A. Horn has been President of Horn Bros., Inc., a retail feed, seed, and fertilizer firm located in Muskego, Wisconsin, since 1969. Mr. Horn has been a director of SFSC since 1984 and a director of SFB since 1971.

          Ulice Payne, Jr., has been a partner with the law firm of Foley & Lardner, Milwaukee, Wisconsin since February 1998, practicing in the firm's securities and international law practice groups. From 1990 through 1998, Mr. Payne was a partner with the Milwaukee, Wisconsin law firm of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. Prior to 1990, Mr. Payne was a partner with the Milwaukee, Wisconsin law firm of Whyte Hirschboeck (now known as Whyte Hirschboeck & Dudek) and served as the Wisconsin Commissioner of Securities. Mr. Payne also serves as a director of Midwest Express Holdings, Inc. and Badger Meter, Inc.

          Thomas S. Rakow has been the President of IHC Group, Inc., Elgin, Illinois, a general contractor since 1981; the President of Rakow Enterprises, Inc., Elgin, Illinois, an equipment leasing company, since 1991; and a partner in Harkow Partnership, Elgin, Illinois, a real estate company, since 1986. Mr. Rakow has been a director of Home since 1980 and a director of SFSC since 1999.

          David M. Stamm has been President of the George Webb Corporation since 1985, a franchise restaurant operation with locations in southeastern Wisconsin. Mr. Stamm has been a director of SFSC since 1993 and of SFB since 1992.

          Barbara E. Weis has been the owner of Barb's Greenhouse Florist, a retail full-service flower shop in Hales Corners, Wisconsin, since 1978. Mrs. Weis has been a director of SFSC since 1993 and of SFB since 1981. Mrs. Weis is the daughter of Mr. Holz.

          Board Committees. The Board of Directors has the following committees:

          Compensation Committee. The Compensation Committee determines the annual base salary and other remuneration for the officers of the Company and the Banks. The Compensation Committee also acts as fiduciaries for the Company's Money Purchase Pension Plan and Employee Stock Ownership Plan (collectively the "Plans") and is responsible for conducting the business and activities of the Plans in accordance with the provisions of the Plans' documents and the Company's By-Laws. The Compensation Committee consists of all of the members of the Board of Directors. A member of the Compensation Committee who is also a member of management must abstain from voting on any matters pertaining directly to them, including but not limited to, review of their respective salary, bonus, option grants, or incentive awards. The Compensation Committee met one time during 1999.

          Stock Option Committee. The Stock Option Committee administers the Company's equity incentive plans. The Stock Option Committee consists of Messrs. Horn (Chairman), Payne, Rakow and Stamm and Mrs. Weis. The Stock Option Committee met one time during 1999.

          Audit Committee. The Audit Committee was established to assist in monitoring the independence of the Company's outside auditors and thereby promote objectivity in the Company's financial reports. The Audit Committee serves as the liaison between the Company's independent auditors and its Board of Directors. The Audit Committee's responsibilities include, but are not limited to, the selecting or recommending the selection of the Company's independent auditors, reviewing the adequacy of internal controls, consulting with the independent auditors in regards to the audit scope and plan of audit, and reviewing with the independent auditors their report of audit including the accompanying management letter. The Audit Committee is comprised of Messrs. Horn, Rakow, and Stamm and Mrs. Weis. The Audit Committee met one time during 1999. The Audit Committee does not currently have a written formal charter, but it intends to adopt one by June 14, 2000.

          Nominating Committee. The Nominating Committee was established in January, 1999 to propose candidates to fill new seats on the Board of Directors or vacancies that occur from time to time and to provide a slate of candidates for the Board of

Directors to recommend for election by the shareholders of the Company. The Nominating Committee consists of the all of the members of the Board of
Directors. A member of the Nominating Committee must abstain from voting with respect to his or her own nomination. The Nominating Committee will consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Nominating Committee should be sent the Secretary of the Company in writing together with the appropriate biographical information concerning each proposed nominee in accordance with the advance notice provisions contained in the Company's by-laws.

          Compensation of Directors. The Company has established a policy that no employee of SFSC or the Banks may receive director fees for serving on the Boards of Directors of the Company or the Banks. Accordingly, Messrs. Holz, Falbo, John B. Beckwith, Philip P. Hudson and Michael A. Reindl, who are employees of SFSC, SFB, SFBW, Richmond, Home, BNI, SFMC, SFII, and/or LCC and who also serve as directors of SFSC, SFB, SFBW, Richmond Home, BNI, SFMC, SFII, and/or LCC did not receive any director fees in connection with their respective director positions for services rendered in that capacity in 1999.

          Directors of the Company (other than Messrs. Holz and Falbo) are paid a quarterly retainer of $1,562.50 and $1,562.50 for each regular quarterly Board meeting attended. During 1999, the Board held four regular quarterly Board meetings and three special Board meetings for a total of seven meetings held during the year. Each of the directors attended at least 75% of the meetings of the Board of Directors with the exception of Mr. Rakow who attended 67% of the meetings of the Board of Directors. Each of the directors attended all meetings of the committees on which each director served.

          Directors of the Company are also eligible to receive stock options pursuant to the Company's 1998 Stock Incentive Plan (the "1998 Plan"). For a description of the 1998 Plan, as amended, which is subject to shareholder approval at the meeting, see "Proposal No. 2. Approval of the 1998 Plan, As Amended."





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          Compensation of Executive Officers.

          Summary Compensation Information. The table below sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the other executive officers of the Company and the Banks whose total salaries and bonuses exceeded $100,000 in 1999, as well as the respective compensation paid to each individual during the 1997 and 1998 fiscal years. The persons named in the table are sometimes referred to herein as the "Named Executive Officers."

          Summary Compensation Table
                                          -------------------------------------------------------------------------------------
                                                    Annual              Long Term             All Other Compensation
                                                 Compensation         Compensation
-------------------------------------------------------------------------------------------------------------------------------
                                                                        Awards                       Money       Supplemental
                                                                      Securities                    Purchase      Executive
                                                                      Underlying       ESOP       Pension Plan    Retirement
  Name and Principal Position                Salary        Bonus        Options    Contribution   Contributions      Plan
                                     Year      ($)         ($)(1)       ($)(3)         ($)            ($)            ($)
-------------------------------------------------------------------------------------------------------------------------------
  Michael J. Falbo                   1999    375,000      160,000         -0-          7,994         9,200          39,000
   President and  CEO - State        1998    310,000      145,000         -0-          9,495         9,200          33,840
    Financial Services Corporation   1997    280,000      132,000         -0-         14,988         9,200          30,000
-------------------------------------------------------------------------------------------------------------------------------

  Jerome J. Holz                     1999    210,000      125,000         -0-          7,994         9,200            -0-
   Chairman of the Board - State     1998    210,000      125,000         -0-          9,492         9,200            -0-
    Financial Services Corporation   1997    210,000      125,000         -0-         14,988         9,200            -0-
-------------------------------------------------------------------------------------------------------------------------------

  John B. Beckwith                   1999    145,000       50,000         -0-          7,994         9,200           2,640
   President - State Financial Bank  1998    128,000       45,000         -0-          9,484         9,200            -0-
                                     1997    119,000       40,000         -0-         14,426         8,840            -0-
-------------------------------------------------------------------------------------------------------------------------------

  Philip F. Hudson                   1999    156,000       35,000         -0-          7,994         9,200            -0-
   Chairman of the Board and CEO -   1998    146,000       30,000         -0-          9,484         9,200            -0-
    State Financial Bank - Illinois  1997    137,000       27,500         -0-         14,941         9,170            -0-
    and Vice Chairman - Bank of
    Northern Illinois
-------------------------------------------------------------------------------------------------------------------------------

  Michael A. Reindl                  1999    113,000       30,000         -0-          6,395         7,280            -0-
   Senior Vice President,Controller  1998     93,000       25,000         -0-          6,818         6,500            -0-
    and Chief Financial Officer-     1997     83,000       22,000         -0-          9,368         5,600            -0-
    State Financial Services
    Corporation
-------------------------------------------------------------------------------------------------------------------------------

  Daniel L. Westrope (2)             1999    160,000       20,000        23,535        3,498         3,800            -0-
   President and CEO - Home          1998    109,375          -0-         -0-            -0-          -0-             -0-
    Federal Savings and Loan
    Association of Elgin
-------------------------------------------------------------------------------------------------------------------------------

(1)       For Messrs. Falbo, Beckwith,  Hudson, Reindl and Westrope, the amount represents the bonus earned in the respective year but paid in the following year. For Mr. Holz, the bonus was earned and paid in the respective year.
(2)       Mr. Westrope joined the Company in February,  1998. The amounts  presented for 1998 represent the compensation from his date of hire to December 31, 1998.
(3)       On November 30, 1999, 1,500 shares of restricted stock was granted to Mr. Westrope. The value of these shares as of
          December 31, 1999 was $18,000.

          Money Purchase Pension Plan. The Board of Directors of SFSC has adopted the State Financial Services Corporation and Subsidiaries Money Purchase Plan ("Pension Plan") for the benefit of certain employees of SFSC and its subsidiaries. The Pension Plan is a tax qualified defined contribution plan pursuant to which SFSC's contributions are fixed based upon the compensation of each participant. For each participant, SFSC's contribution to the Pension Plan is an amount equal to four percent (4%) of the participant's total compensation and an additional two percent (2%) of the participant's compensation in excess of $20,000. The amounts contributed by the Company for each Named Executive Officer during 1999 are included in the Summary Compensation Table.

          A participant's account balance becomes 20% vested after completion of two years of service. Thereafter, a participant's account balance vests 20% each year until the participant becomes 100% vested after six years of service. A participant becomes 100% vested in his account balance in the event of death, disability, or retirement. Normal retirement age under the Pension Plan is 65. Upon retirement, a participant's account balance may be distributed to him/her pursuant to his/her election of one of a number of alternative methods of distribution.

          Stock Options. The Company has in effect the 1998 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to the grant of stock options made during fiscal 1999 to Daniel L. Westrope. No other executive officer was granted options in fiscal 1999.

                                 Option Grants in 1999 Fiscal Year
                                                                                   Potential Realizable Value at
                                                                                      Assumed Annual Rates of
                                                                                     Stock Price Appreciation
                                            Individual Grants                            For Option Term (2)
                             ---------------------------------------------------         -------------------
                                         % of Total                                   At 5%            At 10%
                             Options      Options       Exercise                      Annual           Annual
                             Granted     Granted to       Price       Expiration      Growth           Growth
Name                         (#)(1)      Employees      ($/Share)        Date          Rate             Rate
----                         --------    -----------    ---------     ----------      ------           ------
Daniel L. Westrope             125          4.2%         $15.69        11/30/02       $309.14          $649.17
                               375         12.7           15.69        11/30/04        603.08         1,235.59
                               438         14.8           15.69        11/30/06        704.40         1,443.17
                               312         10.6           15.69        11/30/09        771.62         1,620.34

--------------------

(1)  The options reflected in the table were granted on November 30, 1999, and become exercisable on May 31, 2000.
(2)  This presentation is intended to disclose the potential value which would accrue to the optionee if the option were  exercised the day before it would expire and if the per share value had  appreciated  at the  compounded annual rate indicated in each column.  The assumed rates of  appreciation  of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission  regarding disclosure of executive  compensation.  The assumed annual rates of appreciation are not intended to forecast possible future  appreciation,  if any, with respect to the price of the Common Stock.

          The following table presents the value of unexercised options held by the Named Executive Officers at December 31, 1999. No options were exercised by the Named Executive Officers in 1999.

                       1999 Fiscal Year-End Option Values

                            Number of Securities          Value of Unexercised
                           Underlying Unexercised         In-the-Money Options
Name                       Options at Fiscal Year            At Fiscal Year
                                End (#) (1)                  End ($) (1) (2)
                                -----------                  ---------------
Michael J. Falbo                   3,370                         $23,354
Jerome J. Holz                      -0-                            -0-
John B. Beckwith                    -0-                            -0-
Philip F. Hudson                    -0-                            -0-
Michael A. Reindl                   -0-                            -0-
Daniel L. Westrope                 1,250                           -0-

-------------------------
(1) All options were exercisable at December 31, 1999, except Mr. Westrope's, which are not exercisable until May 31, 2000.
(2) The dollar values are calculated by the market value of the underlying Common Stock at December 31, 1999 and the exercise price of the options.

          Agreements With Named Executive Officers

          Deferred Compensation Agreement. SFB has a Deferred Compensation Agreement dated December 9, 1980 with Jerome J. Holz pursuant to which SFB is obligated to pay Mr. Holz $1,000 per month for 120 months following termination of his employment. Payments will commence upon Mr. Holz's voluntary termination, his involuntary termination for reasons other than cause (as defined in the agreement), or upon his death or permanent disability. In the event that Mr. Holz dies before receiving all payments, the balance of the payments will be made to Mr. Holz's designated beneficiary or heirs. SFB's obligations under this agreement are insured.

          Supplemental Executive Retirement Plan. The Board of Directors of SFSC has a Supplemental Executive Retirement Plan ("Supplemental Plan") to supplement the benefits received by Messrs. Falbo and Beckwith under the Company's qualified retirement plans. Messrs. Falbo and Beckwith have participated in the Supplemental Plan since 1994 and 1999, respectively. Due to restrictions imposed by the Internal Revenue Service, SFSC cannot contribute the same percentage of compensation on behalf of Messrs. Falbo and Beckwith that it can contribute on behalf of other employees. As a result, SFSC makes a limited contribution to its qualified retirement plans on Messrs. Falbo and Beckwith's behalf. Their right to participate in the Supplemental Plan ceases at the earlier of their termination of employment or the date the Supplemental Plan is terminated by SFSC.

          Pursuant to the Supplemental Plan, SFSC contributes on behalf of Messrs. Falbo and Beckwith an amount equal to 12% of their compensation in excess of the compensation limits stated under the Internal Revenue Code of 1986 section 401(a)(17) for that year. Interest on the contributions made to Messrs. Falbo and Beckwith's account is credited annually at a rate equal to the annual interest earnings for the Pension Plan.

          Benefits under the Supplemental Plan will begin to be made to Messrs. Falbo and Beckwith at the termination of their employment or retirement. The form in which benefits are paid to Messrs. Falbo and Beckwith is determined by their age at the time of their termination or retirement. If Messrs. Falbo and Beckwith's employment terminates on or after the date they attains age 65, benefits will be paid beginning the month following their termination or retirement and monthly thereafter until the final payment is made in the month they attain age 80. If Messrs. Falbo and Beckwith terminates employment on or after age 55, but before age 65, SFSC will begin paying Messrs. Falbo and Beckwith's accumulated benefits in monthly installments beginning the first month following their termination and monthly thereafter until the final payment is made in the month they attain age 65. If Messrs. Falbo and Beckwith die after termination but before receipt of all benefits under the plan, the remaining benefits will be paid in installments to their spouse over the remaining term of the plan, as applicable. In the event Messrs. Falbo and Beckwith dies without a spouse or their widow dies before completion of the installment payments, the unpaid benefits will be paid to their or, if applicable, their widow's estate in a lump sum. If Messrs. Falbo and Beckwith terminates employment prior to age 55, SFSC will pay the amount credited on their behalf under the plan as a lump sum. Messrs. Falbo and Beckwith's benefits under the Supplemental Plan will be fully and completely forfeited in the event they are terminated for cause.

          If Messrs. Falbo and Beckwith die before age 65 and before beginning to receive benefits under the Supplemental Plan, their surviving spouse, or if there is no surviving spouse their estate, shall be entitled to a lump sum benefit equal to the greater of one million dollars or the amount credited on Messrs. Falbo and Beckwith's behalf under the Supplemental Plan. The Company's obligations under this plan are insured.

          Transition Agreements. The Company has entered into transition agreements with Messrs. Falbo, Reindl, Westrope, and Beckwith and certain other key executives which become effective upon a change of control of the Company as defined therein. The transition agreements provide that, in the event of termination of such individual's employment with the Company for any reason (other than for cause or by death) within three years (two years in the case of Mr. Westrope and Mr. Beckwith) after a change of control of the Company or (in the case of Messrs. Falbo, Reindl and Westrope) termination of employment by the individual within 60 days after the first anniversary of a change in control of the Company, such individual will receive a cash payment in an amount equal to the product of the sum of (i) twelve times the individual's highest monthly base salary during the twelve-month period preceding termination, or if higher, his or her annual salary (ii) the highest annual bonus paid during the three-year period preceding termination and (iii) the Company's annual contribution to deferred compensation and pension plans for the year out of the three years prior to termination in which the Company's contribution was the highest, multiplied by the number of years or fraction thereof remaining in the employment period under the agreements. Such individuals will also receive continued medical benefits, life insurance, welfare benefits and outplacement services until the earlier of end of the employment period remaining under the agreements or such time as the individual has obtained new employment. The contracts state that if any of the payments to the employees are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, then the Company will pay the penalty imposed upon the employee plus a tax gross-up. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change in control.

          A "change of control" for purposes of the transition agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 25% or more of the Common Stock or combined voting power of the Company's voting securities, or (iii) the Company's shareholders approve a merger, consolidation or share exchange involving the Company, the sale of substantially all of the

Company's assets or the liquidation or dissolution of the Company, unless in the case of a merger, consolidation or share exchange either (a) the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continue to represent at least 50% of the voting securities of the surviving entity or (b) the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continue to represent at least 25% of the voting securities of the surviving entity and continuing directors constitute at least a majority of the directors serving on the board of directors of the survivor entity. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was nominated or elected by two-thirds of the continuing directors (except in the case of an actual or threatened proxy or control contest).

          Executive Employment and Consulting Agreement. On December 31, 1999, the Company entered into an Executive Employment and Consulting Agreement with Jerome J. Holz, pursuant to which the Company will pay Mr. Holz annual compensation of $100,000 per year for each year (or portion thereof) that Mr. Holz serves as Chairman of the Board of the Company; provided that Mr. Holz shall not continue to serve as Chairman of the Board after December 31, 2004. Under the agreement, Mr. Holz will also serve as a consultant to the Company for life beginning January 1, 2000, and the Company will pay Mr. Holz an annual consulting payment of $225,000 (subject to downward adjustment) and provide supplemental Medicare insurance coverage and prescription medication coverage for each year during such consulting period. In addition, the agreement provides that in the event of a change in control of the Company, Mr. Holz shall receive one lump sum payment equal to the then present value of the remaining consulting compensation for the remainder of Mr. Holz's then actuarial life expectancy. The agreement uses the same definition of a "change of control" as the transition agreements described above.

          Board of Directors Report on Executive Compensation. The Compensation Committee, which consists of all of the members of the Company's Board of Directors, is responsible for all aspects of the compensation package offered to the executive officers of the Company and the Banks, other than the awards under the Company's equity-based incentive compensation plans, which are determined by the Company's Stock Option Committee. The Compensation Committee meets annually to consider the executive officers' compensation levels and bonus awards. Directors who are also executive officers of the Company (Messrs. Falbo and Holz) do not participate in discussions regarding their respective compensation. The following is a joint report of the Compensation Committee and the Stock Option Committee.

          The Company's executive compensation policies are intended to attract and retain competent management with a balance of short and long term considerations and to provide incentives to individuals based upon the Company's financial performance, growth, and the attainment of certain goals. The Board of Directors believes this compensation philosophy is critical to the Company's long-term success.

          The compensation package offered to the executive officers of the Company and the Banks consists of a mix of salary, incentive bonus awards, awards of stock options and awards of restricted stock as well as benefits under several employee benefit plans offered by the Company to all employees meeting certain eligibility requirements as defined by each respective employee benefit plan. The additional employee benefits include the Pension Plan, ESOP, 401(k) Plan, and medical/dental insurance coverage.

          In setting and adjusting the executive salaries, including the salaries of the Chief Executive Officer and the other Named Executive Officers, it is the policy of the Compensation Committee to review the base salaries paid or proposed to be paid by the Company and the Banks with the salaries offered by financial institutions that are comparable in size to the Company or the respective Bank. To determine the specific salary range for each executive officer, the Company utilizes formal financial surveys available from independent banking associations and consulting organizations which detail salary ranges for each applicable executive officer position in banks of comparable asset size This comparison group, since it includes non-public entities, is not identical to the peer group of companies referred to in the section titled "Performance Information."

          In addition to base salary, the Compensation Committee seeks to provide a substantial portion of each executive officer's total compensation through bonus incentives which provide awards based on or tied to the performance of the Company and the Banks and the applicable executive officers' contribution thereto. The purpose of these bonus incentives is to more closely align executive compensation to the annual and long-term financial performance of the Company and the Banks and to reward key employees for the achievement of certain goals.

          Collectively, the Compensation Committee reviews the comparable statistical salary information for the Chairman of the Board and the Chief Executive Officer to determine the compensation levels and bonuses for these executive officer positions. Messrs. Falbo and Holz are excluded from the discussions pertaining to their respective salaries and bonuses. For the remaining executive officers of the Company and the Banks, the Chief Executive Officer reviews the comparable statistical salary information for each applicable position and makes specific recommendations for salary adjustments and bonus awards to the Compensation Committee for its approval. Each of these recommendations for 1999 were approved by the Compensation Committee as presented.

          The Compensation Committee considered the following factors in making its executive compensation decisions, including recommended salary increases and bonus awards, for 1999; (1) the Company's short-term and long-term financial performance (including an evaluation of the Company's net income, earnings per share, increases in loans and deposits, return on average assets, return on average equity, market performance of the Common Stock, and growth, both internally and through acquisitions); (2) in regards to each individual executive officer, the financial performance of the particular area of the Company for which the applicable officer is responsible, including whether or not that area of the Company achieved its performance objectives in 1999; (3) an evaluation of the executive's overall job performance; (4) the compensation levels of executive officers in similar positions with similar companies; (5) the executive's length of service with the Company; and (6) other information (such as cost of living increases) and subjective factors which the Committee deems appropriate in the case of a particular executive. The Compensation Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others with regard to an individual executive officer. The Compensation Committee determines the base salary and bonuses of the Chief Executive Officer and the Chairman of the Board based on its review of similar competitive compensation data and performance related criteria.

          The executive compensation package of the Company and the Banks also includes stock option grants. Options granted under the 1998 Plan have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant, and, accordingly, the value of the option will be dependent upon the future market value of the Common Stock. The granting of options under the 1998 Plan is administered by the Stock Option Committee, which recommends awards to the Compensation Committee. It is the policy of the Compensation Committee that options should provide a long-term incentive and align the interest of management with the interest of the Company's shareholders. During fiscal 1999, options to purchase 1,250 shares of Common Stock were granted to Mr. Westrope.

          In addition to stock option awards, awards of restricted stock may also be made under the 1998 Plan. Awards of restricted stock are based upon the same factors as those described in the preceding paragraph and generally vest over a seven-year period from the date of award. Similar to stock options, awards of restricted stock serve to provide long-term incentive for recipients and tie compensation to Company and Bank performance as reflected in the market price of the Common Stock. Grants of restricted stock are made on a highly selective basis to executive officers. From time to time, current executives may receive grants of restricted stock to recognize corporate successes and individual contributions. The Stock Option Committee decides appropriate award amounts based on the circumstances of the situation. During 1999, 1,500 shares of restricted stock were awarded to Mr. Westrope.

          Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee and the Stock Option Committee currently intend to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

State Financial Services Corporation  State Financial Services Corporation
Compensation Committee                Stock Option Committee

Michael J. Falbo   Richard A. Horn    Richard A. Horn(Chairman) Ulice Payne, Jr.
Jerome J. Holz     Ulice Payne, Jr.   Barbara E. Weis           David M. Stamm
Barbara E. Weis    David M. Stamm                               Thomas S. Rakow
                   Thomas S. Rakow

          Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of all of the members of the Board of Directors. As indicated above, Michael J. Falbo is the President and Chief Executive Officer of the Company and Jerome J. Holz is Chairman of the Board of Directors. Messrs. Falbo and Holz do not participate in the Compensation Committee's discussions regarding the determination of their respective salaries or bonus awards. Ulice Payne, Jr. is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as legal counsel to the Company since February 1998.

          Performance Graph. The following graph shows the cumulative total return on the Company's Common Stock compared to the returns of the Nasdaq Stock Market Index for U.S. Companies and the Nasdaq Bank Stock Index. The values in the graph and table show the relative performance of a $100 investment made on December 31, 1994 in the Common Stock and in each of the indices. The total return information presented in the graph and table assumes the reinvestment of dividends.

                                 [Chart Omitted]

                      1994      1995      1996      1997      1998      1999
--------------------------------------------------------------------------------
Nasdaq Stock Market $100.00   $141.33   $173.89   $213.07   $300.25   $542.43
--------------------------------------------------------------------------------
Nasdaq Bank Index   $100.00   $149.00   $196.73   $314.92   $319.30   $314.42
--------------------------------------------------------------------------------
SFSW                $100.00   $122.29   $174.24   $286.01   $202.51   $164.32
--------------------------------------------------------------------------------


Security Ownership of Management and Certain Beneficial Owners

          Directors and Executive Officers. The following table sets forth, as of March 17, 2000, for the director-nominees, directors continuing in office, the Named Executive Officers (see "Compensation of Executive Officers"), and all directors and executive officers as a group, the number of shares of Common Stock, stock options, and shares of restricted stock beneficially owned and the percentage of such shares to the total number of shares outstanding. Except as indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                           Subject to                                     Percent of
Name                                       Directly or        Stock        Restricted                       Shares
----                                     Indirectly (1)    Options (2)     Stock (3)        Total       Outstanding(4)
                                         --------------    -----------     ---------        -----       --------------
Jerome J. Holz (5)                            779,960            -0-            -0-        779,960           9.1%
Thomas S. Rakow (6)                            75,236         32,032            -0-        107,268           1.1
Michael J. Falbo (7)                           88,576          3,370            -0-         91,946           1.1
Richard A. Horn (12)                           72,478          6,620            -0-         78,698            *
Barbara E. Weis (8,12)                         61,025          6,531            -0-         67,556            *
Michael A. Reindl (11)                         26,245            -0-            -0-         26,245            *
David M. Stamm (12)                            23,343            -0-            -0-         23,343            *
John B. Beckwith (9)                           19,211            -0-            -0-         19,211            *
Philip F. Hudson (10)                          18,510            -0-            -0-         18,510            *
Daniel L. Westrope                              1,491            -0-          1,500          2,991            *
Ulice Payne, Jr. (12)                             250            -0-            -0-            250            *
All Directors and Executive Officers

                                                           Subject to                                     Percent of
Name                                       Directly or        Stock        Restricted                       Shares
----                                     Indirectly (1)    Options (2)     Stock (3)        Total       Outstanding(4)
                                         --------------    -----------     ---------        -----       --------------
  As a group (15 persons) including
  The above-named individuals (12)          1,556,904         49,171          2,191      1,608,266          18.6%
________________________________
*An asterisk denotes less than 1% ownership

(1)  Includes shares owned directly by each individual and the group, as well as shares owned indirectly (for example as trustee of a trust) and it also includes, for those individuals who were Participants in the ESOP and the Company's
     401(k) Plan, that number of shares of Common Stock which were allocated to such  individual's  ESOP and 401(k) Plan account as of March 17, 2000,  that such  individual  has voting  rights under the  provisions  of the ESOP and the
     401(k).
(2)  Shares subject to stock options which are currently exercisable or exercisable within 60 days of March 17, 2000.
(3)  Held by the Secretary of SFSC on behalf of the above-named individuals as participants in the 1998 Plan.
(4)  Assumes,  for each  individual  owning options and for the group,  the exercise of that number of options which are currently exercisable or which will become exercisable within 60 days of March 17, 2000.
(5)  Mr. Holz owns 742,963  shares in his own name.  Ownership of 25,186 shares are held by a trust  established  by Mr.
     Holz under which Mr. Holz's  grandchildren are the beneficiaries.  This total also includes 11,811 shares allocated to Mr. Holz under the ESOP.
(6)  Mr.  Rakow owns 12,812  shares in his own name,  and his spouse owns 13,142  shares in her own name.  Ownership  of
     15,044 shares is held by a trust established by Mr. Rakow as trustee for the Susan R. Rakow Grandchild Trust. Rakow
     Enterprises,  Inc., a corporation  controlled by Mr. Rakow, owns 11,425 shares,  and 16,726 shares are held for the benefit of Mr. Rakow by the 401(k) Plan  established  by this  corporation.  This total also includes  6,087 shares owned by the IHC Group  Foundation.  Mr. Rakow is a Trustee of this Foundation and may be deemed to have beneficial ownership of these shares since he may exercise  "voting" and "investment  power" over these shares in his capacity as a Trustee.  Mr. Rakow  disclaims  beneficial  ownership  of these 6,087  shares.  The shares  subject to options reported  for Mr.  Rakow  represent  the amount of options  awarded to Mr.  Rakow under the former Home  Bancorp of
     Elgin's Stock Option Plan adjusted for the 0.914 exchange ratio used in the merger between the Company and Home.
(7)  Mr. Falbo owns 55,402 shares in his own name,  his spouse owns 518 shares in her own name, and his two children own
     412 shares in their own names.  The total also  includes  14,305  shares  allocated to Mr. Falbo under the ESOP and
     17,939 shares allocated to Mr. Falbo under the 401(k) Plan.
(8)  Mrs. Weis owns 59,712 shares in her own name,  her spouse owns 58 shares in his own name,  and Mrs. Weis owns 1,255 shares in her name for the benefit of her two children.
(9)  Mr.  Beckwith  owns 12,448  shares in his own name and his spouse owns 51 in her own name.  The total also includes
     6,712 shares allocated to Mr. Beckwith under the ESOP.
(10) Mr.  Hudson owns 10,148  shares in his own name and his spouse  owns 1,841  shares in her own name.  The total also includes 6,521 shares allocated to Mr. Hudson under the ESOP.
(11) Mr.  Reindl  owns 7,582  shares in his own name and his spouse  owns 2,862  shares in her own name.  The total also included  5,558 shares  allocated to Mr. Reindl under the ESOP and 10,243 shares  allocated to Mr. Reindl under the
     401(k) Plan.
(12) Messrs. Horn, Payne and Stamm, and Mrs. Weis are members of the Administrative Board of the ESOP ("ESOP Board"). As
     of March 17,  2000,  537,521  shares were held for the ESOP by the  independent  ESOP  trustee.  At March 17, 2000,
     162,020 shares had been allocated to ESOP participants' accounts and 375,501 shares remained unallocated.  The ESOP provides that the independent ESOP trustee must vote shares allocated to a participant's account in accordance with the direction of the participant. The ESOP Board directs voting by the independent Trustee, and may also direct the disposition of unallocated shares. The ESOP Board does not have the power to vote or direct the vote, or to dispose of or direct the disposition of, shares which have been allocated to a participant's account. To avoid duplication, the individual totals reported in the above table for Messrs.  Horn, Payne, and Stamm, and Mrs. Weis do not reflect the 375,501 unallocated shares of which they are deemed to share beneficial ownership as members of the ESOP Board;
     however, the total for all directors and executive officers as a group does include the 375,501 unallocated shares.

          Beneficial Owners. The only person known to SFSC to beneficially own more than 5% of the outstanding shares of Common Stock as of March 17, 2000, is the following:
                                                   Number of       Percent of
          Name and Business Address                 Shares           Class
          -------------------------                 ------           -----
          Jerome J. Holz (1)                         779,960           9.1%
            10708 West Janesville Road
            Hales Corners, WI  53130

     ----------------------------
     (1) Mr. Holz owns 742,963 shares in his own name. Ownership of 25,186 shares are held by a trust established by Mr. Holz under which Mr. Holz's grandchildren are the beneficiaries. This total also includes 11,811 shares allocated to Mr. Holz under the ESOP.

          Certain Transactions and Other Relationships with Management and Principal Shareholders

          Indebtedness of Management. Some of the executive officers and directors of SFSC are, and have been during the preceding three fiscal years, customers of SFB, and some of the officers and directors of SFB are direct or indirect owners of 10% or more of corporations which are, or have been in the past, customers of SFB. As such customers, they have had transactions in the ordinary course of business (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of SFSC, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. At December 31, 1999, SFB had $3,916,000 in loans outstanding to the directors and executive officers of SFSC, which amount represented 3.6% of total shareholders' equity at that date. A substantial portion of these outstanding loans were commercial loans from SFB to George Webb Corporation, of which David M. Stamm, a director of SFSC, is President and commercial loans from Home to Rakow Enterprises, Inc., of which Thomas S. Rakow, a director of SFSC, is President.

          Edgewood Plaza. SFB leases approximately 4,100 square feet of floor space in Edgewood Plaza, an office building located at 4811 South 76th Street, Greenfield, Wisconsin, pursuant to the terms of a lease agreement dated December 20, 1982, and amended June 14, 1993, between SFB and Edgewood Plaza Joint Venture. Edgewood Plaza Joint Venture is a Wisconsin general partnership that includes as partners Jerome J. Holz and Richard A. Horn who are directors of SFSC. The term of the lease will end December 27, 2007. The rent includes a base rent of approximately $108,000 per year, plus additional rent equal to increases in operating expenses over those incurred during the base year of 1983.

          Other Relationships. Ulice Payne, Jr., a director of the Company, is a partner of the law firm of Foley & Lardner, which serves as legal counsel to the Company in a variety of corporate and employee benefits matters.

PROPOSAL NO. 2.  APPROVAL OF THE 1998 PLAN, AS AMENDED

          The following summary of the Company's 1998 Stock Incentive Plan, as amended (the "1998 Plan"), is qualified in its entirety by reference to the full text of the 1998 Plan which is attached to this Proxy Statement as Appendix A.

          General. The 1998 Plan was initially approved by the Company's shareholders on May 13, 1998. On January 25, 2000, the Board unanimously adopted amendments to the 1998 Plan contingent upon shareholder approval of the 1998 Plan, as so amended, at the Meeting.

          The amendments to the 1998 Plan increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 425,000 to 750,000 (subject to adjustment to prevent dilution in certain cases described below) and increase the maximum number of shares of Common Stock that may be covered by options granted to any one participant under the 1998 Plan during any single fiscal year from 42,500 to 75,000 (subject to adjustment to prevent dilution in certain cases described below). As of the record date for the Meeting, stock options and awards of restricted stock covering an aggregate of 389,636 shares of Common Stock were outstanding under the 1998 Plan. The amendments to the 1998 Plan also transfer from the Board of Directors to a committee selected by the Board the duty and authority to select eligible participants under, and to administer, the 1998 Plan.

          Purpose. The purpose of the 1998 Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and certain consultants who provide services to the Company long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

          Available Shares. Up to 750,000 shares of Common Stock will be available for awards under the 1998 Plan, subject to adjustment in the event of any stock dividend or split, recapitalization, reclassification, or other similar corporate change which affects the total number of shares outstanding. If any shares of Common Stock subject to awards granted under the 1998 Plan are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable thereunder, such shares will be available for the granting of new awards under the 1998 Plan. Also, if shares of Common Stock are used to pay the option price of an award or any related withholding taxes, only the net number of shares actually issued pursuant to the award will be counted against the maximum number of shares available under the 1998 Plan.

          Administration. The 1998 Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code (the "Code"). Any awards made to directors who are members of the Committee must be approved by the Board and not by the Committee. If at any time the Committee is not in existence, the Board will administer the 1998 Plan. Subject to certain limitations, the Board may delegate the Committee's administrative authority under the 1998 Plan to another committee of the Board or one or more senior officers of the Company. References in this summary to the Committee also refer to the Board, as appropriate.

          Among other functions, the Committee has the authority to establish rules for the administration of the 1998 Plan; to determine the officers of the Company to whom awards will be granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards. The terms of awards may differ from participant to participant. The Committee may consider the recommendations of the Chief Executive Officer with regard to awards to be granted under the 1998 Plan.

          Eligibility. Qualified officers and directors of the Company or any subsidiary are eligible to participate in the 1998 Plan, as well as certain consultants who provide services to the Company. Participants may be selected from among those officers, directors and consultants recommended for participation by the Chief Executive Officer, and who, in the opinion of the Committee are in a position to contribute materially to the Company's growth, development and financial success.

          Effective Date. The amendments to the 1998 Plan will become effective on the date it is approved by the shareholders of the Company, which is expected to occur on the date of the Meeting, May 3, 2000.

          Stock Options. Options granted under the 1998 Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("ISOs") or nonstatutory stock options ("NSOs"). The maximum number of shares that may be covered by options granted to any individual employee is 75,000 during any single fiscal year; provided, however, that the fair market value (determined on the date of grant) of all shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

          Exercise Price. The exercise price per share of ISOs granted under the 1998 Plan may not be less than the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of more than 10% shareholders). The exercise price per share of NSOs granted under the 1998 Plan will be determined by the Committee. There will be no consideration received by the Company from a participant in exchange for the original grant of an option. On March 17, 2000, the last reported sales price per share of the Common Stock on the Nasdaq Stock Market was $10.63.

          Term. The term of any option will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of grant (five years in the case of a more than 10% shareholder).

          When Exercisable. Options will become exercisable at such times and be subject to such restrictions as determined by the Committee.

          Manner of Exercise. Options may be exercised by payment as follows:

                    (a) in cash;

                    (b) by tendering shares of Common Stock having a fair market value at the time of exercise equal to the total option price;

                    (c) by any combination of (a) and (b) above; or

                    (d) by delivery of an executed irrevocable exercise form together with instructions to a third party to sell or margin a sufficient portion of the stock and deliver the proceeds to the Company to pay the option price.

          Section 422. All ISOs granted under the 1998 Plan will also be required to comply with all other terms of Section 422 of the Code.

          Adjustment of Outstanding Awards. In the event of any stock dividend or split, recapitalization, reclassification or other similar corporate change which affects the total number of shares outstanding, the Committee shall make an appropriate adjustment to change the number of options or the stated option price, or both, under each outstanding award.

          Transferability. Options may not be sold or otherwise transferred other than by will or pursuant to the laws of descent and distribution, and all Options granted to a participant under the 1998 Plan are exercisable during the participant's lifetime only by the participant.

          Forfeiture. Except as otherwise determined by the Committee, options generally will be subject to the following termination provisions:

          (1) in the case of death, options may be exercised until 12 months after the date of death;

          (2) in the case of termination for reasons other than death or cause, options may be exercised until 3 months after the date of termination; and

          (3) in the case of termination for cause, options will be forfeited.

          Notwithstanding the foregoing, in all cases an option will not be exercisable after its expiration date.

          Acquisitions.  In  the  event  of  an  "Acquisition"  of  the  Company
(generally an acquisition of more than 50% of its outstanding stock or substantially all of the Company's assets), the Company may cancel each outstanding option in exchange for a cash payment to the optionee equal to the difference between the estimated price per share of Common Stock to be paid in the transaction and the option exercise price.

          Substitute Options. Unless otherwise determined by the Committee, if the Company at any time should be the surviving corporation through merger or consolidation, substitute options will be granted so as to preserve the economic benefits to the optionees.

          Other Transactions. Generally, if the Company is not the surviving corporation in a merger or consolidation or there is a dissolution or liquidation of the Company, outstanding options may be replaced with new options or become immediately exercisable in full, as determined by the Committee.

          Restricted Stock. Shares of restricted stock may be granted to officers and directors under the 1998 Plan, subject to such restrictions as the Committee may impose. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. The Committee may condition the lapse of such restrictions on the passage of time, the attainment of specified performance goals or otherwise. Such conditions may differ from participant to participant.

          Forfeiture. Except as otherwise determined by the Committee, upon termination of a participant's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited.

          Voting and Dividends. Prior to the lapse of the applicable restrictions, shares of restricted stock are entitled to vote and receive dividends and other distribution on the same basis as all other shares of outstanding Common Stock.

          Limits of Transferability. No restricted stock, other than restricted stock on which the restrictions have lapsed, may be assigned, sold, transferred or encumbered by any participant, except as otherwise provided by the Committee.

          Amendment, Modification and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the 1998 Plan (subject to shareholder approval if required by or deemed by the Board to be desirable under applicable law, regulations or exchange listing requirements). Termination of the 1998 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 1998 Plan, except as they may lapse or be terminated by their own terms and conditions.

          Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 1998 Plan after giving a participant reasonable advance notice, and the Company may defer making any such payment or delivery if any such tax may be pending, unless and until indemnified to its satisfaction. A participant may elect to pay all or a portion of such withholding taxes by electing to (i) have the Company withhold shares of Common Stock; (ii) tender back shares of Common Stock received in connection with an award; or (iii) deliver other previously owned shares of Common Stock, in each case having a fair market value equal to the amount to be withheld.

          Certain Federal Income Tax Consequences.

          Stock Options. The grant of an NSO under the 1998 Plan will create no income tax consequences to the participant or the Company. A participant who is granted an NSO will generally recognize ordinary income at the time the NSO is exercised in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock by the participant will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term gain or loss if the Common Stock has been held for the required holding period under the Code.

          In general, a participant will recognize no income or gain as a result of the grant or exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, when a participant sells or otherwise disposes of stock acquired upon the exercise of an ISO the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized upon sale and the exercise price, provided that the Common Stock is held by the participant for the requisite "holding periods", and no deduction will be allowed to the Company. The holding periods are two years from the grant date and one year from the exercise date of the ISO. As a general rule, if the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the Disqualifying Disposition; or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any gain or loss realized by the participant over the fair market value at the time of exercise of the ISO will be treated as a capital gain or loss. This capital gain or loss will be a long-term or short-term capital gain, depending on how long the shares of Common Stock were held by the participant prior to sale or other disposition.

          Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 1998 Plan, unless the participant makes the election described below. However, a participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse. The ordinary income recognized will be in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Any dividends paid in Common Stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

          A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made such an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

          Future Awards. The Company cannot currently determine the awards that may be granted in the future under the 1998 Plan. Such determinations will be made from time to time by the Committee or Board as appropriate. During 1999, certain awards were granted to executive officers and directors under the 1998 Plan. Stock options and restricted stock granted under the 1998 Plan to the Named Executive Officers during 1999 are disclosed under the caption "Compensation of Executive Officers."

          Vote Required. The affirmative vote of the holders of a majority of the shares present or represented and voted at the Meeting (assuming a quorum is present) is required to approve the 1998 Plan. Assuming the existence of a quorum, any shares not voted at the Meeting with respect to the 1998 Plan (whether as a result of abstention, broker nonvote or otherwise) will have no impact on the vote. In the event that the 1998 Plan, as amended, is not approved by shareholders at the Annual Meeting, the 1998 Plan (except for the amendments adopted by the Board of Directors in January 2000) will remain in full force and effect.

          THE BOARD RECOMMENDS A VOTE FOR THE 1998 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE 1998 PLAN.



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                                       16

PROPOSAL NO. 3.  OTHER MATTERS

          The matters referred to in the foregoing Notice of Meeting and Proxy Statement are, as far as the Board of Directors knows, the only matters which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the Proxyholders named in the accompanying Proxy will vote on them in accordance with their best judgement exercising the authority conferred thereby.

MISCELLANEOUS

          Independent Auditors. Ernst & Young LLP acted as independent auditors for the Company in the fiscal year ended December 31, 1999 and it is anticipated that such firm will be similarly appointed to act for the fiscal year ending December 31, 2000. A representative of Ernst & Young LLP is expected to be at the Meeting and will have the opportunity to make a statement if he so desires. Such representative is also expected to be available to respond to appropriate questions.

          Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Company's directors and executive officers, and any persons holding greater than 10% of the Company's outstanding Common Stock are required to report to the Securities and Exchange Commission their initial ownership of the Common Stock (including stock options) and subsequent changes thereto. Specific due dates have been established for the filing of these reports with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any failure in 1999 to file such reports by the specific due dates. Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no such forms were required for those persons, the Company believes that during the year ended December 31, 1999, its officers and directors complied with the filing requirements of Section 16(a) of the Exchange Act.



                                        By Order of the Board of Directors



                                        /s/ Michael J. Falbo
                                        Michael J. Falbo
                                        President and Chief Executive Officer


March 24, 2000

                                   APPENDIX A

                      STATE FINANCIAL SERVICES CORPORATION
                            1998 STOCK INCENTIVE PLAN
                                   As Amended

                      Article I. Establishment and Purpose
                      ------------------------------------
          1.1 Establishment. State Financial Services Corporation, a Wisconsin corporation (the "Company"), hereby establishes a stock plan for officers, directors and others providing services to the Company, as described herein, which shall be known as the State Financial Services Corporation 1998 Stock Incentive Plan, as amended (the "Plan"). It is intended that certain of the options issued pursuant to the Plan may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options.

          1.2 Purpose. The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and Consultants long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

                             Article II. Definitions
                             -----------------------
          2.1 Definitions. For purposes of this Plan, the following terms shall be defined as follows:

          (a) "Board" means the Board of Directors of the Company.

          A "Cause" means the definition of Cause in Participant's employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Participant of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Participant to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Participant which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Participant with respect to the Company, (v) material misrepresentation by Participant to a stockholder or director of the Company or
(vi) acts of negligence by Participant in performance of Participant's duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

          (c) "Code" means the internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Commission" means the Securities and Exchange Commission or any successor agency.

          (e) "Committee" means the committee provided for by Article IV hereof, which may be created at the discretion of the Board.

          (f) "Company" means State Financial Services Corporation, a Wisconsin corporation. When applicable in the context, "the Company" also means each direct and indirect subsidiary of State Financial Services Corporation.

          (g) "Consultant" means any person or entity who provides services to the Company (other than as an employee).

          (h) "Date of Exercise" means the date the Company receives notice, by a Participant, of the exercise of an Option pursuant to section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Participant intends to purchase upon exercise of an Option.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (j) "Fair Market Value" means the fair market value of Stock, as determined by the Committee. If the Stock is traded on an over-the-counter securities market or national securities exchange, "Fair Market Value" shall mean an amount equal to the average of the highest and lowest reported sales prices of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales were reported.

          (k) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an `incentive stock option" within the meaning of section 422 of the Code.

          (l) "IRS" means the Internal Revenue Service, or any successor agency.

          (m) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

          (n) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

          (o) "Parent Corporation" shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

          (p) "Participant" means any officer, director or Consultant of the Company or any direct or indirect subsidiary of the Company to whom an award has been granted hereunder.

          (q) "Qualified Director" means a director who is both (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor definition adopted by the Commission, and (ii) an "Outside Director" under section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

          (r) "Restricted Stock" means an award under Article XI.

          (s) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

          (t) "Significant Stockholder" means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

          (u) "Stock" means the Common Stock, par value $.10 per share, of the Company.

          2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

                   Article III. Eligibility and Participation.
                   ------------------------------------------
          3.1 Eligibility and Participation. All officers and directors (other than Qualified Directors) are eligible to participate in this Plan and receive Incentive Stock Options, Nonstatutory Options and/or Restricted Stock. All Consultants and Qualified Directors are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Subject to section 4.1, Participants in the Plan shall be selected by the Committee from among those eligible individuals who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                           Article IV. Administration
                           --------------------------
          4.1 Administration. The Plan shall be administered by the Committee selected by the Board, consisting of two or more members of the Board who are Qualified Directors. The members of the Committee may be directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. In the event that the full Board grants Options to a director, the Plan shall be administered by the Board with respect to such Options. If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent that the Board administers the Plan, all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the

Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to
Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

          Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee shall also have complete authority to select eligible individuals to receive awards hereunder, determine the types of awards and the number of shares covered by the awards and the terms, conditions, restrictions and other provisions of such awards. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          To the extent that the Board administers the Plan, the Board shall have all of the enumerated powers of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

          The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

          4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 provides that the grant of a stock option or share of stock to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Committee, grants of Options or Restricted Stock hereunder to individuals who are officers or directors of the Company for purposes of Section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

                      Article V. Stock Subject to the Plan
                      ------------------------------------
          5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 750,000, of which not more than 750,000 shares of Stock may be issued as Options intended to be Incentive Stock Options. The maximum number of shares of Stock that may be covered by Options granted to any one Participant under the Plan shall be 75,000 during any single fiscal year. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock or shares acquired by purchase as directed by the Committee from time to time in its discretion, to be used for issuance as Restricted Stock or upon exercise of Options granted hereunder.

          5.2 Unused Stock; Payment with Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan and if any shares of Stock that are subject to any Restricted Stock award are forfeited, such shares again shall be available for distribution in connection with awards under this Plan. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Stock pursuant to section 7.7, upon satisfaction of tax withholding obligations with shares of Stock pursuant to section 15.1 or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Stock, only the net number of shares of Stock actually issued or transferred by the Company, after subtracting the number of shares of Stock so transferred or relinquished, will be charged against the maximum share limitation set forth in section 5.1 above.

          5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Committee whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any

Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                        Article VI. Duration of the Plan
                        --------------------------------
          6.1 Duration of the Plan. The Plan shall be in effect for ten years from the date of its approval by the Company's stockholders. Any Options or Restricted Stock outstanding at the end of such period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of such period if all Stock subject to the Plan has been purchased pursuant to the exercise of Options granted under the Plan or issued as shares of Restricted Stock no longer subject to risk of forfeiture.

                       Article VII. Terms of Stock Options
                       -----------------------------------
          7.1 Grant of Options. Subject to sections 3.1 and 5.1, Options may be granted to eligible individuals at any time and from time to time as determined by the Committee; provided, however, that Consultants and Qualified Directors may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant. In making such determinations, the Committee may take into account the nature of services rendered by such eligible individual, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant. The
Committee shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

          In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.").

          Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

          7.2 No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Participant's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code. If an Incentive Stock Option at any time would be deemed a tandem stock option with the meaning of the regulations under section 422 of the Code, the Incentive Stock Option shall be treated as a Nonstatutory Option.

          7.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Committee on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Committee may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Committee at the time of grant of the Option.

          All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

          7.4 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Committee.

          7.5 Term of Options. Each Option shall expire at such time as the Committee shall determine when it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant. Incentive Stock Options granted to Significant Stockholders will be exercisable over not more than five years after the date of grant, unless otherwise provided by the Code.

          7.6 Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

          7.7 Payment.

          (a) Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made (except that, in the case of an exercise described in Section 7.7 (b), payment may be made as soon as practicable after the exercise). Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Committee; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company's transfer agent with regard to the disposition of the balance of the shares covered thereby.

          (b) The Committee may permit a Participant to pay the exercise price of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

                   Article VIII. Written Notice, Issuance of
                   -----------------------------------------
                   Stock Certificates, Stockholder Privilege
                   -----------------------------------------
          8.1 Written Notice. A Participant wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Committee. Full payment for the Options exercised, except as provided in section
7.7 above, must accompany the written notice.

          8.2 Issuance of Stock Certificate. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Participant or to a nominee of the Participant a certificate or certificates for the requisite number of shares of Stock.

          8.3 Privileges of a Stockholder. A Participant or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                Article IX. Termination of Employment or Services
                -------------------------------------------------
          Except as  otherwise  expressly  specified  by the Board,  all Options
granted  under  this  Plan  shall  be  subject  to  the  following   termination
provisions.

          9.1 Death. If a Participant's employment or provision of services terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Participant's will or, if the Participant shall fail to make a testamentary disposition of an Option or shall die intestate, the Participant's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

          9.2 Termination Other Than for Cause or Due to Death. In the event of a Participant's termination of employment or termination of the provision of services, other than for Cause or by reason of death, the Participant may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Participant is an employee, and is terminated due to disability within the meaning of Code section 22(e)(3) or any successor provision, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the original term of the Option. Options not exercised within the applicable period specified above shall terminate.

          In the case of an employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence upon termination of employment.

          9.3 Termination for Cause. In the event of a Participant's termination of employment or termination of the provision of services, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

                        Article X. Rights of Participants
                        ---------------------------------
          10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any individual's employment or services at any time, nor confer upon any employee any right to continue in the employ of the Company, or upon any Consultant or director any right to continue to provide services to the Company.

          10.2 Nontransferability. Options granted under this Plan shall be nontransferable by the Participant, other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

                          Article XI. Restricted Stock
                          ----------------------------
          11.1 Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. Subject to section 3.1, the Committee shall determine the eligible individuals to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 11.3.

          The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

          11.2 Awards and Certificates. Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the State Financial Services Corporation 1998 Stock Incentive Plan, as amended. Copies of such Plan and Agreement are on file at the offices of State Financial Services Corporation, 10708 West Janesville Road, Hales Corners, Wisconsin 53130."

          The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

          11.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and, conditions:

          (a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 11.3(f), during a period set by the Committee, commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

          (b) Except as provided in this paragraph (b), and Section 11.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee and other distributions made with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares will be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 11.3(a) and (d), upon termination of a Participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

          (d) In the event of hardship or other special circumstances of a Participant whose employment is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

          (e) If and  when  the  Restriction  Period  expires  without  a  prior
forfeiture  of  the  Restricted  Stock  subject  to  such  Restriction   Period,
unlegended certificates for such shares shall be delivered to the Participant.

          (f) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

        Article XII. Amendment, Modification and Termination of the Plan.
        ----------------------------------------------------------------
          12.1 Amendment, Modification, and Termination of the Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow incentive stock options to be granted under the Plan or the enable the Company to comply with the provisions of ss. 162(m) of the Code so that the Company can deduct compensation in excess of limitations set forth therein), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board.

          No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option or share of Restricted Stock under the Plan without the consent of the Participant holding the Option or share of Restricted Stock.

          12.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

                Article XIII. Acquisition, Merger and Liquidation
                -------------------------------------------------
          13.1 Acquisition. Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Participants for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

          Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

          13.2 Merger or Consolidation. Subject to section 13.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

          13.3 Other Transactions. Subject to section 13.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Participant either (a) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Participant an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Option outstanding hereunder granted by the Company, or (b) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Committee shall have absolute and uncontrolled discretion to determine whether the Participant has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Participant the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of the Code.

                      Article XIV. Securities Registration
                      ------------------------------------
          14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

          Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan or receiving shares of Restricted Stock may be required by the Company, as a condition to the issuance of the shares of Restricted Stock or shares pursuant to exercise of the Option, to make a representation in writing that he will comply with all securities laws applicable to the sale of such shares and such other restrictions as the Company may deem appropriate. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                           Article XV. Tax Withholding
                           ---------------------------
          15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, or upon the lapse of the Restriction Period with respect to shares of Restricted Stock, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

                          Article XVI. Indemnification
                          ----------------------------
          16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board or Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in sRettlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        Article XVII. Requirements of Law
                        ---------------------------------
          17.1 Requirements of Law. The granting of Restricted Stock and Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          17.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Wisconsin.

                       Article XVIII. Compliance with Code
                       -----------------------------------
          18.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code. Options granted hereunder to any person who is a "covered employee" under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C). If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Options granted under this Plan to such "covered Participants" being treated as performance-based compensation under Code section 162(m).

REVOCABLE PROXY       STATE FINANCIAL SERVICES CORPORATION         COMMON STOCK
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2000


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STATE FINANCIAL SERVICES CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2000, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned having received the Notice of Annual Meeting and the Proxy Statement dated March 24, 2000 (the "Proxy Statement"), relating to the Annual Meeting of the Shareholders of State Financial Services Corporation (the "Company"), hereby appoints Michael J. Falbo, Ulice Payne, Jr., and Thomas S. Rakow and each of them (hereinafter "Proxyholders"), as Proxy, with power of substitution, hereby revoking any previous proxies, to vote on behalf of the undersigned all of the shares of Common Stock of the Company held of record by the undersigned as of March 17, 2000 at the Annual Meeting of Shareholders of the Company to be held on May 3, 2000, and at any adjournment or postponement thereof, in accordance with the following instructions:

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE TWO DIRECTOR NOMINEES, IN FAVOR OF THE APPROVAL OF THE STATE FINANCIAL SERVICE CORPORATION 1998 EQUITY INCENTIVE PLAN, AS AMENDED, AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN THE DISCRETION OF THE PROXYHOLDERS APPOINTED HEREIN. THIS PROXY MAY BE REVOKED AT ANY TIME BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL NEETING AND VOTING IN PERSON.




             ^ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ^

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               STATE FINANCIAL SERVICES CORPORATION ANNUAL MEETING
                                   May 3, 2000

      The Board of Directors recommends a vote for the following proposals


1.ELECTION OF DIRECTORS:  1-Richard A. Horn  [ ] FOR all nominees [ ] WITHHOLD
  (term expiring at the   2-Barbara E. Weis      listed to the        AUTHORITY
  2003 annual meeting)                           left (except       to vote for
                                                 as specified       all nominees
                                                 below).            listed to
                                                                    the left.
(Instructions: To withhold authority          _________________________________
 to vote for any individual nominee(s),      [                                 ]
 write the number(s) of the nominee(s) -->   [                                 ]
 in the box provided to the right.)          [_________________________________]

2. Approval of the State Financial Services [ ] FOR [ ] AGAINST [ ] ABSTAIN Corporation 1998 Equity Incentive Plan, as amended.

3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box          Date ____________    NO. OF SHARES
Indicate changes below:                       _________________________________
Address Change?   [ ]   Name Change?  [ ]    [                                 ]
                                             [                                 ]
                                             [                                 ]
                                             [_________________________________]
                                             Signature(s) in Box
                                             Please  sign  exactly  as your name
                                             appears   hereon.   If   signed  as
                                             attorney,     executor,    personal
                                             representative,      administrator,
                                             trustee or  guardian,  please  give
                                             full  title as such.  If shares are
                                             held  in two  or  more  names,  all
                                             persons so named must sign. A proxy
                                             on behalf of a  corporation  should
                                             be  signed  in its  name  by a duly
                                             authorized officer.

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